Exhibit 99.1

South Plains Financial, Inc. Completed Private Placement of
$50.0 Million of 4.50% Fixed-to-Floating Rate Subordinated Notes

LUBBOCK, Texas, September 29, 2020 (GLOBE NEWSWIRE) – South Plains Financial, Inc. (NASDAQ:SPFI) (“South Plains” or the “Company”), the parent company of City Bank, announced today the completion of its private placement of $50.0 million in fixed-to-floating rate subordinated notes due 2030 (the “Notes”).  The Notes bear interest at a fixed rate of 4.50% for the first five years, and the interest rate will reset quarterly thereafter to the then current three-month Secured Overnight Financing Rate, as published by the Federal Reserve Bank of New York, plus 438 basis points.  The Company is entitled to redeem the Notes, in whole or in part, on any interest payment date on or after September 30, 2025, or at any time, in whole but not in part, upon certain other specified events.

The Notes are intended to qualify as Tier 2 capital for South Plains for regulatory capital purposes.  The Company intends to use the net proceeds from the offering for general corporate purposes.

In connection with the issuance and sale of the Notes, the Company entered into a registration rights agreement with each of the purchasers of the Notes pursuant to which the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act of 1933, as amended (the “Securities Act”), with substantially the same terms as the Notes.

Piper Sandler & Co. served as placement agent for the offering.  Hunton Andrews Kurth LLP served as legal counsel to the Company and Fenimore, Kay, Harrison & Ford, LLP, served as legal counsel to the placement agent.

This press release is for informational purposes only and shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy the Notes, nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About South Plains Financial, Inc.

South Plains is the bank holding company for City Bank, a Texas state-chartered bank headquartered in Lubbock, Texas.  City Bank is one of the largest independent banks in West Texas and has additional banking operations in the Dallas, El Paso, Greater Houston, the Permian Basin, and College Station Texas markets, and the Ruidoso and Eastern New Mexico markets.  South Plains provides a wide range of commercial and consumer financial services to small and medium-sized businesses and individuals in its market areas.  Its principal business activities include commercial and retail banking, along with insurance, investment, trust and mortgage services.  Please visit https://www.spfi.bank for more information.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Any statements about South Plains’ expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases.  South Plains cautions that the forward-looking statements in this press release are based largely on South Plains’ expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond South Plains’ control.  Factors that could cause such changes include, but are not limited to, general economic conditions, the extent of the impact of the COVID-19 pandemic on our customers, changes in interest rates, regulatory considerations, competition and market expansion opportunities, changes in non-interest expenditures or in the anticipated benefits of such expenditures, and changes in applicable laws and regulations.  Additional information regarding these risks and uncertainties to which South Plains’ business and future financial performance are subject is contained in South Plains’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q on file with the Securities and Exchange Commission (the “SEC”), and other documents South Plains files with the SEC from time to time.  South Plains urges readers of this press release to review the “Risk Factors” section of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as the “Risk Factors” section of other documents South Plains files with the SEC from time to time.  Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release.  Any forward-looking statements presented herein are made only as of the date of this press release, and South Plains does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, new information, the occurrence of unanticipated events, or otherwise, except as required by law.

Contact:	Mikella Newsom, Chief Risk Officer and Secretary
(866) 771-3347
investors@city.bank

Source: South Plains Financial, Inc.